UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2007
TA DELAWARE, INC.
(Exact name of Registrant as specified in its charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)
27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)
(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)
TOWER AUTOMOTIVE, INC.
(Former Name or Former Address, if changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ( c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
SIGNATURES

Section 5- Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 31, 2007 (the “Effective Date”), the Registrant’s Plan of Reorganization (the “POR”) became effective and, in connection therewith, the Registrant completed the sale of substantially all of its assets to Tower Automotive, LLC (“Purchaser”), an affiliate of Cerberus Capital Management, L.P. In connection with this sale, the Registrant and Purchaser agreed that the Registrant would change its corporate name to TA, Inc. On August 8, 2007, the Registrant filed a Current Report on Form 8-K reporting, among other things, that its corporate name had been changed to TA, Inc. in accordance with this agreement. The Registrant subsequently was informed by the Delaware Secretary of State that this name was not available. As a result, the Registrant has agreed with Purchaser to change it corporate name to TA Delaware, Inc. On August 24, 2007, the certificate of incorporation of the Registrant was amended pursuant to the POR to change the corporate name of the Registrant to TA Delaware, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TA DELAWARE, INC. Registrant
Date: August 28, 2007	/s/ Jeffrey J. Stegenga
Jeffrey J. Stegenga, Post-Consummation Trust
Administrator